Exhibit 5.1

New York 205 Hudson Street, 7th Floor New York, NY 10013 P: +1.212.766.2466	Florida 429 Lenox Avenue, 4th Floor Miami Beach, FL 33139 P: +1.305.587.2701

October 12, 2018

Riley Permian – Exploration, LLC

29 East Reno, Suite 500

Oklahoma City, Oklahoma 73104

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale (the “Offering”) by the Company of up to 7,666,667 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the prospectus (the “Prospectus”) forming a part of the Registration Statement on Form S-1 (File No. 333-227422) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”). At or immediately prior to the Offering, the Company’s predecessor, Riley Exploration - Permian, LLC, will be converted from a Delaware limited liability company into a Delaware corporation and shall be renamed Riley Exploration Permian, Inc., in connection therewith (the “Conversion”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Shares will be issued and sold in the manner described in the Registration Statement and the Prospectus, (iii) the Conversion will have been consummated in the manner described in the Registration Statement and the Prospectus, and (iv) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

For purposes of rendering the opinion set forth herein, we have examined, among other things, (i) the form of Certificate of Incorporation of the Company and the form of Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

October 12, 2018 Page 2

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our firm name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ di Santo Law PLLC